                                                                    EXHIBIT 11.1

                                                                   YEAR ENDED                       6 MONTHS ENDED
                                                    ----------------------------------------  --------------------------
                                                      8/31/94       8/31/95       8/31/96       2/28/96       2/28/97
                                                    ------------  ------------  ------------  ------------  ------------
Net income........................................     1,027,000     4,904,000     8,845,000     4,852,000     4,685,000
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Weighted average common shares outstanding........    12,150,000    12,150,000    12,168,804    12,158,862    12,288,819
Common stock options, utilizing treasury stock
  method when dilutive............................            --       419,221     1,669,723     1,190,913     1,808,549
Staff Accounting Bulletin No. 83 issuances and
  grants (1)......................................       375,432       375,432       375,432       375,432       375,432
                                                    ------------  ------------  ------------  ------------  ------------
Weighted average shares outstanding...............    12,525,432    12,944,653    14,213,959    13,725,206    14,472,800
                                                    ------------  ------------  ------------  ------------  ------------
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Earnings per share:...............................          0.08          0.38          0.62          0.35          0.32
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common and preferred stock issued for consideration below the assumed initial public offering (IPO) price, and stock options and warrants granted with exercise prices below the IPO price during the 12-month period preceding the date of the initial filing of the Registration Statement, have been included in the calculation of common equivalent shares, using the treasury stock method, as if they were outstanding for all periods presented.